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   As filed with the Securities and Exchange Commission on October 1, 2001
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------
                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                                   ----------
                           PRUDENTIAL FINANCIAL, INC.
             (Exact name of registrant as specified in its charter)

      New Jersey                                          22-3703799
(State of incorporation or                             (I.R.S. Employer
     organization)                                    Identification No.)

           751 Broad Street, Newark, New Jersey        07102
         (Address of principal executive offices)    (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-58524

Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class                     Name of each exchange on which
       to be so registered                     each class is to be registered
       -------------------                     ------------------------------

Common Stock, par value $.01 per share         New York Stock Exchange, Inc.
    Shareholder Protection Rights              New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

                          (Title of Class)

================================================================================
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant's Securities to be Registered.

       A description of the Common Stock, par value $.01 per share (the "Common Stock"), and the Shareholder Protection Rights (the "Rights" and together with the Common Stock, the "Securities") of Prudential Financial, Inc. (the "Registrant") will be contained in a prospectus, constituting part of the Registrant's Registration Statement on Form S-1 (File No. 333-58524) (the "Registration Statement") relating to the Securities, to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (such prospectus as filed pursuant to Rule 424(b), the "Prospectus"). The description of the Securities contained in the Prospectus is hereby incorporated by reference into this Form 8-A. Copies of such description will be filed with the New York Stock Exchange, Inc.

Item 2.    Exhibits.

Exhibit No       Description
----------       -----------

   (1) Form of Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit
                 3.1 of the Registration Statement).

   (2) Form of By-laws of the Registrant (incorporated herein by reference to Exhibit 3.2 of the Registration Statement).

   (3) Form of certificate for the Common Stock (incorporated herein by reference to Exhibit 4.1 of the Registration Statement).

   (4) Shareholders' Rights Plan (incorporated herein by reference to Exhibit 4.2 of the Registration Statement).
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                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                          PRUDENTIAL FINANCIAL, INC.

                                          By: /s/ C. Edward Chaplin
                                              ----------------------
                                          Name:   C. Edward Chaplin
                                          Title:  Senior Vice President
                                                   and Treasurer

Date: October 1, 2001